UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM  8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

Moshe Levi 11, 11th Floor, Rishon Le-Zion, Israel	75658
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (9) 942-8888

P.O. Box 2543, 17 Hatidhar St., Ra'anana, 43665 Israel
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

IXI ,Mobile, Inc. has announced the appointment of Mr. Zion Hadad and Mr. Ilan Kaufman as members of the board of directors of the Company as of May 17, 2012.

Dr. Zion Hadad. In 1997 Dr. Hadad founded Runcom Technologies Ltd. in Israel. Dr. Hadad possesses an extensive experience in the development of military and commercial communication systems with specialized expertise in the fields of Spread Spectrum (SS), Frequency Hopping (FH), Direct Sequence (DS), CDMA, OFDMA, ECC and Adaptive Array Technologies.

Prior to the inception of Runcom, Dr. Hadad served as VP and GM for Broadband Wireless Access [BWA] and Chief Scientist of InnoWave, a wireless local loop company, purchased by Alvarion in 2001. Prior to his engagement with InnoWave, Dr. Hadad served as the Chief Scientist of the Tactical Comm. Division of Tadiran Communications. In addition, for a period of 5 years Dr. Hadad was involved in the development of military radio for the US Army soldier SINCGARS with General Dynamics USA, and with the development of the commercial Broadband CDMA in InterDigital USA [IDCC], which variant was later developed into the 3GPP third generation cellular technology [3G].

During 1997 Dr. Hadad invent and initiated development of the OFDMA technology for Runcom, and he currently holds a few registered patents in connection with such technology. As the CEO and Chairman of the Board of Directors of Runcom, Dr. Hadad incorporated the OFDMA technology as base line for broadcast return channel and the 4G cellular technologies: ETSI  DVB RCT, IEEE 802.16d,e and after that a variant of this adapted by 3GPP LTE for the fourth generation cellular [4G].

Dr. Hadad holds a PhD in Electrical Engineering (EE) from CUNY (USA).

Dr. Hadad has previously served as a director on IXI Mobile’s Board of Directors for the period between January 2009 and March 2011.

Mr. Ilan Kaufman. From May 2001 until November 2008, Mr. Kaufmann worked in several positions at Elbit Systems Ltd., a global defense electronics company.  His most recent position was the Director of Finance at Silver Arrow, a subsidiary of Elbit Systems Ltd. Mr. Kaufman was appointed as the Company’s Chief Financial Officer on November 2009 and served in such position until March 2011. Later, Mr. Kaufman temporarily replaced the Chief Financial Officer of Magma V.C., a venture capital firm specializing in early-stage investments in communication, semiconductors, internet and media. As a director Mr. Kaufman shall be entitled to a director's fee of approximately US$13,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

By:	/s/ Zion Hadad
Zion Hadad
Director
Date: May 17, 2012